UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 2, 2013

CTS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:                                            (574) 523-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
     240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On October 2, 2013, CTS Corporation (“CTS”) sold its Electronics Manufacturing Solutions (“EMS”) business to Benchmark Electronics, Inc. (“Benchmark”) pursuant to the terms and conditions of a stock purchase agreement (the “Purchase Agreement”) and related ancillary agreements entered into by CTS and Benchmark on the same date (collectively, the “Transaction”).  CTS operated the EMS business largely through its wholly owned subsidiary CTS Electronics Manufacturing Solutions, Inc., a Delaware corporation (“CTS EMS”), and CTS EMS’ direct subsidiaries. Included in the Transaction are five manufacturing facilities located in Moorpark, California, Londonderry, New Hampshire, Bangkok, Thailand, Matamoros, Mexico and San Jose, California, and approximately 1,000 employees.

In connection with the Transaction, CTS received cash consideration of $75 million, which includes (a) $58.5 million paid by Benchmark to CTS, pursuant to the Purchase Agreement, in exchange for all of the equity in CTS EMS, and (b) $16.5 million paid by Benchmark Electronics Netherlands Holding B.V., a limited liability company organized under the laws of the Netherlands and a wholly owned subsidiary of Benchmark (“Benchmark Netherlands”), to CTS, pursuant to a separate stock purchase agreement entered into between CTS and Benchmark Netherlands on the same date, in exchange for all of the equity in CTS Electronics Corporation (Thailand), Ltd., a limited company organized under the laws of Thailand.  In addition, certain assets of the EMS business that were held by CTS or its affiliates (other than CTS EMS and its subsidiaries), primarily employees, leases and certain contracts, were transferred to CTS EMS immediately prior to the signing and closing of the Transaction.

Each of CTS and Benchmark made standard representations and warranties and covenants relating to itself and, in the case of CTS, with respect to the EMS business.  The Purchase Agreement provides that each of CTS and Benchmark will indemnify the other for certain losses, subject to certain limits.

CTS has also entered into a transition services agreement with Benchmark, pursuant to which CTS will provide certain transitional, administrative and support services to Benchmark on a short-term basis.

The Purchase Agreement will be filed as an exhibit to CTS’ quarterly report on Form 10-Q for the quarter ending September 29, 2013.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 hereof are hereby incorporated by reference into this Item 2.01.

Item 8.01              Other Events.

On October 3, 2013, CTS issued a press release announcing the signing and closing of the Transaction.  A copy of this press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(b)
The unaudited condensed pro forma consolidated balance sheet of CTS as of June 30, 2013, assuming that the disposition of the EMS business had occurred as of that date, and the unaudited condensed pro forma statements of consolidated income for the six months ended June 30, 2013 and for the fiscal years ended December 31, 2012, 2011 and 2010, assuming that the disposition of the EMS business had occurred at the beginning of those periods.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.                     Exhibit Description

99.1                             Press Release of CTS Corporation, dated October 3, 2013.

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet of CTS Corporation as of June 30, 2013 and Unaudited Pro Forma Condensed Statement of Consolidated Operations of CTS Corporation for the six months ended June 30, 2013, and for the fiscal years ended December 31, 2012, 2011 and 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

By:           /s/ Thomas A. Kroll
Name:          Thomas A. Kroll
Title:            Vice President and
   Chief Financial Officer

Date:  October 8, 2013

EXHIBIT INDEX

Exhibit No.             Exhibit Description

99.1                       Press Release of CTS Corporation, dated October 3, 2013.

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet of CTS Corporation as of June 30, 2013 and Unaudited Pro Forma Condensed Statement of Consolidated Operations of CTS Corporation for the six months ended June 30, 2013, and for the fiscal years ended December 31, 2012, 2011 and 2010.